Exhibit 16.1

(b)(1): Title of securities issued. Series Adjust '20; Series Desire Street 19; Series Balletic; Series Daring Dancer 20; Series Song of Bernadette 20; Series Captain Sparrow; Series Carrothers; Series Our Miss Jones 19; Series Chad Brown Bundle; Series Race Hunter 19; Series Classic Cut; Series Grand Traverse Bay 19; Series Demogorgon; Series Duke of Love; Series Edge Racing Summer Fun-d; Series Flora Dora '20; Series Just Louise 19; Series Gentleman Gerry '20; Series Going to Vegas; Series Without Delay '19; Series Black Escort '19; Series Heaven Street; Series Helicopter Money; Series Echo Warrior 19; Series I'm a Looker 20; Series Latte Da 19; Series Fenwick Hall 20; Series Timeless Trick '20; Series Silverpocketsfull 19; Series Lost Empire 19; Series Lane Way; Series Madiera Wine; Series You Make Luvin Fun 19; Series Into Summer 19; Series Who'sbeeninmybed; Series Miss Sakamoto; Series Mo Temptation; Series Moonbow 20; Series Mrs Whistler ; Series My Fast One 20; Series Northern Smile '20; Series Spirit 20; Series Essential Rose 20; Series Co Cola 19; Series Le Relais 20; Series Stay Fabulous; Series Margarita Friday 19; Series Grand Traverse Bay 20; Series Sunsanddrinkinhand; Series Courtisane 19; Series Tufnel; Series Vow; Series War Safe; Series Who Runs the World.